Exhibit 99.1

For Immediate Release

TrueCar Reports First Quarter 2018 Financial Results

•	First quarter total revenue up 7% from a year ago to $81.1 million.

•	First quarter net loss of $(9.1) million, or $(0.09) per share, compared to net loss of $(6.8) million, or $(0.08) per share, in the first quarter of 2017.

•	First quarter Non-GAAP net income(1) of $0.8 million, or $0.01 per share, compared to Non-GAAP net loss of $(0.7) million, or $(0.01) per share, in the first quarter of 2017.

•
First quarter Adjusted EBITDA(2) of $6.0 million, representing an Adjusted EBITDA margin(3) of 7.4%, compared to Adjusted EBITDA of $6.1 million, representing an Adjusted EBITDA margin of 8.0%, in the first quarter of 2017.

•	Units(4) were 229,717 in the first quarter of 2018, up 6% from 217,656 in the first quarter of 2017.

•	Franchise dealer count(5) was 12,205 as of March 31, 2018, compared to 12,142 as of December 31, 2017.

•	Independent dealer count(6) was 3,006 as of March 31, 2018, compared to 2,979 as of December 31, 2017.

SANTA MONICA, Calif., May 8, 2018 – TrueCar, Inc. (NASDAQ: TRUE) today announced its financial results for the first quarter ended March 31, 2018.

Management Commentary

“As you can see, we are making good progress across the key initiatives we set forth for 2018, and we expect to exit the year with a strong double digit topline growth rate in the fourth quarter,” said John Pierantoni, Interim Chief Financial Officer.

Chip Perry, TrueCar’s President and Chief Executive Officer, continued, “In the first quarter, we established good momentum toward the strategic expansion of our dealer network, the completion of our technology re-platforming, the full roll out of TrueCar Trade and continued growth in our OEM business. We believe we are well positioned to achieve healthy growth rates in 2019, and we will have created the foundation for building what we believe to be the industry’s only true end to end online shopping to showroom experience.”

(1)	Non-GAAP net income (loss) is a Non-GAAP financial measure. Refer to its definition and accompanying reconciliation to GAAP net loss below.

(2)	Adjusted EBITDA is a Non-GAAP financial measure. Refer to its definition and accompanying reconciliation to GAAP net loss below.

(3)	Adjusted EBITDA margin is a Non-GAAP financial measure, calculated as Adjusted EBITDA, divided by total revenue.

(4)
Units: We define units as the number of automobiles purchased by our users from TrueCar Certified Dealers through TrueCar.com and our mobile applications or the car buying sites and mobile applications we maintain for our affinity group marketing partners.

(5)
Franchise Dealer count: We define franchise dealer count as the number of franchise dealers in the network of TrueCar Certified Dealers at the end of a given period. This number is calculated by counting the number of brands of new cars sold by dealers in the TrueCar Certified Dealer network at their locations, and includes both single-location proprietorships as well as large consolidated dealer groups. Note that this number excludes Genesis franchises on our program due to Hyundai’s transition of Genesis to a stand-alone brand. In order to facilitate period over period comparisons, we have continued to count each Hyundai franchise that also has a Genesis franchise as one franchise dealer rather than two.

(6)
Independent Dealer count: We define independent dealer count as the number of dealers in the network of TrueCar Certified Dealers at the end of a given period that exclusively sell used vehicles and are not directly affiliated with a new car manufacturer. This number is calculated by counting each location individually, and includes both single-location proprietorships as well as large consolidated dealer groups.

First Quarter 2018 Financial Highlights

•	Total revenue of $81.1 million.

•	Net loss of $(9.1) million, or $(0.09) per basic and diluted share, compared to a net loss of $(6.8) million, or $(0.08) per basic and diluted share, in the first quarter of 2017.

•	Non-GAAP net income of $0.8 million, or $0.01 per basic and diluted share, compared to Non-GAAP net loss of $(0.7) million, or $(0.01) per basic and diluted share, in the first quarter of 2017.

•
Adjusted EBITDA of $6.0 million, representing an Adjusted EBITDA margin of 7.4%, compared to Adjusted EBITDA of $6.1 million, representing an Adjusted EBITDA margin of 8.0%, in the first quarter of 2017.

Key Operating Metrics

•	Average monthly unique visitors(7) increased 6% to 7.8 million in the first quarter of 2018, up from 7.3 million in the first quarter of 2017.

•	Units were 229,717 in the first quarter of 2018, up 6% from 217,656 in the first quarter of 2017.

•	Monetization(8) was $334 during the first quarter of 2018, compared to $324 during the first quarter of 2017.

•	Franchise dealer count was 12,205 as of March 31, 2018, compared to 12,142 as of December 31, 2017.

•	Independent dealer count was 3,006 as of March 31, 2018, compared to 2,979 as of December 31, 2017.

Business Outlook

TrueCar’s guidance for the second quarter ending June 30, 2018 is as follows:

•	Units are expected to be in the range of 243,000 to 248,000.

•	Revenues are expected to be in the range of $87 million to $89 million.

•	Adjusted EBITDA is expected to be in the range of $8 million to $9 million.(9)

Guidance for the full year ending December 31, 2018 remains as follows:

•	Units are expected to be in the range of 1,030,000 to 1,050,000.

•	Revenues are expected to be in the range of $360 million to $365 million.

•	Adjusted EBITDA is expected to be in the range of $36 million to $40 million.(9)

(7)
Average monthly unique visitors: We define a monthly unique visitor as an individual who has visited our website, our landing page on our affinity group marketing partner sites, or our mobile applications within a calendar month. We calculate average monthly unique visitors as the sum of the monthly unique visitors divided by the number of months in that period.

(8)
Monetization: We define monetization as the average transaction revenue per unit, which we calculate by dividing all of our Auto Buying Program and OEM incentives revenue in a given period by the number of units in that period.

(9)
We are unable to provide reconciliations of forward-looking Adjusted EBITDA without unreasonable effort because we are unable to provide a forward-looking estimate of certain reconciling items between GAAP net loss and Adjusted EBITDA due to uncertainty regarding, and the potential variability of, certain litigation costs due to timing, status, and cost of litigation, which may have a significant impact on GAAP results.

Conference Call Information

Members of TrueCar management will host a conference call today, May 8, 2018, to discuss the first quarter results at 4:30 p.m. Eastern Time. To participate, domestic callers should dial 1-877-407-0789 and international callers should dial 1-201-689-8562. A replay of the call may be accessed the same day from 7:30 p.m. until 11:59 p.m. Eastern Time on Tuesday, May 22, 2018 by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the replay pin number: 13678505. An archived version of the call will also be available upon completion on the Investor Relations section of TrueCar’s website at ir.true.com. TrueCar has used, and intends to continue to use, its Investor Relations website (ir.true.com), Twitter (@TrueCar), and Facebook (www.facebook.com/TrueCar), as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding TrueCar’s future growth potential and opportunities, outlook for the second quarter, fourth quarter and full year 2018, 2019 and beyond, planned product offerings, including research and discovery, digital retailing, and expansion of vehicle trade-in offerings, growth in our OEM business, future financial results, including expectations regarding future revenue and adjusted EBITDA, business strategy, plans and objectives are forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions that may prove incorrect, any of which could cause TrueCar’s results to differ materially from those expressed or implied by such forward-looking statements. Among the risks and uncertainties that could cause TrueCar’s results to differ materially from those expressed or implied by such forward-looking statements include: the ability to maintain and improve our relationship with, and perception among, car dealerships and grow our network of Certified Dealers, on an overall basis, among dealers representing high volume brands and in important geographies; the ability to anticipate market needs and develop new and enhanced products and services to meet those needs, including an automotive trade-in product offering and new programs with automobile manufacturers, and our ability to successfully monetize them; dependence upon affinity group marketing partners, especially USAA; compliance with U.S. federal and state laws and regulations directly or indirectly applicable to TrueCar’s business; the ability to scale and compete effectively in an increasingly competitive market and to grow and enhance TrueCar’s brand; the ability to increase revenue from dealers on the subscription pricing model; the successful improvement of TrueCar’s technology infrastructure; macro-economic issues that affect the automobile industry; the ability to attract, retain, and integrate qualified personnel, including the hiring of additional personnel in our dealer, product and technology teams; the ability to successfully resolve litigation to which TrueCar is subject; and other risks and uncertainties described more fully under the heading “Risk Factors” in TrueCar’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission, or SEC, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 to be filed with the SEC. Moreover, TrueCar operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for TrueCar's management to predict all risks, nor can management assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements TrueCar may make. All forward-looking statements in this press release are based on information available to TrueCar's management as of the date hereof, and except as required by law, management assumes no obligation to update these forward-looking statements, which speak only as of their respective dates.

Use of Non-GAAP Financial Measures

This earnings release includes the following Non-GAAP financial measures; Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income (loss) and Non-GAAP net income (loss) per share. We define Adjusted EBITDA as net loss adjusted to exclude interest income, interest expense, depreciation and amortization, stock-based compensation, certain litigation costs, lease exit costs and income taxes. We define Non-GAAP net income (loss) as net loss adjusted to exclude stock-based compensation, certain litigation costs and lease exit costs. We have provided below a reconciliation of each of Adjusted EBITDA and Non-GAAP net income (loss) to net loss, the most directly comparable GAAP financial measure. Neither Adjusted EBITDA nor Non-GAAP net income (loss) should be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.
We use Adjusted EBITDA and Non-GAAP net income (loss) as operating performance measures as each is (i) an integral part of our reporting and planning processes; (ii) used by our management and board of directors to assess our operational performance, and together with operational objectives, as a measure in evaluating employee compensation and bonuses; and (iii) used by our management to make financial and strategic planning decisions regarding future operating investments. We believe that using Adjusted EBITDA and Non-GAAP net income (loss) facilitates operating performance comparisons on a period-to-period basis because these measures exclude variations primarily caused by changes in the excluded items noted above. In addition, we believe that Adjusted EBITDA, Non-GAAP net income (loss) and similar measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies as measures of financial performance and debt service capabilities.
Our use of each of Adjusted EBITDA and Non-GAAP net income (loss) has limitations as an analytical tool, and you should not consider either in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect the payment or receipt of interest or the payment of income taxes;

•	neither Adjusted EBITDA nor Non-GAAP net income (loss) reflects changes in, or cash requirements for, our working capital needs;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or any other contractual commitments;

•
neither Adjusted EBITDA nor Non-GAAP net income (loss) reflects the costs to advance our claims in respect of certain litigation or the costs to defend ourselves in various complaints filed against us;

•	neither Adjusted EBITDA nor Non-GAAP net income (loss) reflects the lease exit costs associated with consolidation of the Company's office locations in Santa Monica, California;

•	neither Adjusted EBITDA nor Non-GAAP net income (loss) consider the potentially dilutive impact of shares issued or to be issued in connection with stock-based compensation; and

•	other companies, including companies in our own industry, may calculate Adjusted EBITDA and Non-GAAP net income (loss) differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, you should consider Adjusted EBITDA and Non-GAAP net income (loss) alongside other financial performance measures, including our net loss, our other GAAP results, and various cash flow metrics. In addition, in evaluating Adjusted EBITDA and Non-GAAP net income (loss), you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving Adjusted EBITDA and Non-GAAP net income (loss) and you should not infer from our presentation of Adjusted EBITDA and Non-GAAP net income (loss) that our future results will not be affected by these expenses or any unusual or non-recurring items.

About TrueCar

TrueCar, Inc. (NASDAQ: TRUE) is a digital automotive marketplace that provides comprehensive pricing transparency about what other people paid for their cars and enables consumers to engage with TrueCar Certified Dealers who are committed to providing a superior purchase experience. TrueCar operates its own branded site and its nationwide network of more than 15,000 Certified Dealers, and also powers car-buying programs for some of the largest U.S. membership and service organizations, including USAA, AARP, American Express, AAA and Sam's Club. Over one-half of all new car buyers engage with the TrueCar network during their purchasing process. TrueCar is headquartered in Santa Monica, California, with offices in San Francisco and Austin, Texas. For more information, go to www.truecar.com. Follow TrueCar on Facebook or Twitter.

Investor/Media Contact:
Alison Sternberg
Senior Vice President, Investor Relations and Communications
424-258-8771
asternberg@true.com

TRUECAR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues	$81,061	$75,757
Costs and operating expenses:
Cost of revenue	7,452	6,392
Sales and marketing	48,418	42,182
Technology and development	15,594	13,629
General and administrative	13,481	13,628
Depreciation and amortization	5,175	6,084
Total costs and operating expenses	90,120	81,915
Loss from operations	(9,059)	(6,158)
Interest income	604	133
Interest expense	(661)	(649)
Loss before income taxes	(9,116)	(6,674)
(Benefit from) / provision for income taxes	(61)	121
Net loss	$(9,055)	$(6,795)
Net loss per share:
Basic and diluted	$(0.09)	$(0.08)
Weighted average common shares outstanding, basic and diluted	100,571	86,783

TRUECAR, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$195,822	$197,762
Accounts receivable, net	37,332	39,169
Prepaid expenses	5,632	5,475
Other current assets	4,532	1,145
Total current assets	243,318	243,551
Property and equipment, net	71,385	70,710
Goodwill	53,270	53,270
Intangible assets, net	14,947	15,912
Other assets	4,504	1,391
Total assets	$387,424	$384,834
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$18,018	$18,620
Accrued employee expenses	3,265	6,568
Accrued expenses and other current liabilities	12,810	12,790
Total current liabilities	34,093	37,978
Deferred tax liabilities	739	812
Lease financing obligations, net of current portion	29,274	29,129
Other liabilities	4,067	3,797
Total liabilities	68,173	71,716
Stockholders’ Equity
Common stock	10	10
Additional paid-in capital	673,457	664,192
Accumulated deficit	(354,216)	(351,084)
Total stockholders’ equity	319,251	313,118
Total liabilities and stockholders’ equity	$387,424	$384,834

TRUECAR, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
 (In thousands)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Net loss	$(9,055)	$(6,795)
Non-GAAP adjustments:
Interest income	(604)	(133)
Interest expense	661	649
Depreciation and amortization	5,175	6,084
Stock-based compensation	9,097	5,907
Certain litigation costs (1)	799	350
Lease exit costs (2)	—	(133)
(Benefit from) / provision for income taxes	(61)	121
Adjusted EBITDA	$6,012	$6,050

(1)
The excluded amounts relate to legal costs incurred in connection with complaints filed by non-TrueCar dealers and the California New Car Dealers Association against TrueCar and consumer class action lawsuits. We believe the exclusion of these costs is appropriate to facilitate comparisons of our core operating performance on a period-to-period basis. Based on the nature of the specific claims underlying the excluded litigation matters, once these matters are resolved, we do not believe our operations are likely to entail defending against the types of claims raised by these matters. We expect the cost of defending these claims to continue to be significant pending resolution.

(2)
Represents updates to the initial estimate of lease termination costs associated with the consolidation of the Company's office locations in Santa Monica, California in December 2015. We believe that their exclusion is appropriate to facilitate period-to-period operating performance comparisons.

TRUECAR, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP NET INCOME (LOSS)
 (In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Net loss	$(9,055)	$(6,795)
Non-GAAP adjustments:
Stock-based compensation	9,097	5,907
Certain litigation costs (1)	799	350
Lease exit charges (2)	—	(133)
Non-GAAP net income (loss) (3)	$841	$(671)

Non-GAAP net income (loss) per share:
Basic	$0.01	$(0.01)
Diluted	$0.01	$(0.01)

Weighted average common shares outstanding:
Basic	100,571	86,783
Diluted	103,001	86,783

(1)
The excluded amounts relate to legal costs incurred in connection with complaints filed by non-TrueCar dealers and the California New Car Dealers Association against TrueCar and consumer class action lawsuits. We believe the exclusion of these costs is appropriate to facilitate comparisons of our core operating performance on a period-to-period basis. Based on the nature of the specific claims underlying the excluded litigation matters, once these matters are resolved, we do not believe our operations are likely to entail defending against the types of claims raised by these matters. We expect the cost of defending these claims to continue to be significant pending resolution.

(2)
Represents updates to the initial estimate of our lease termination costs associated with the consolidation of the Company's office locations in Santa Monica, California in December 2015. We believe that their exclusion is appropriate to facilitate period-to-period operating performance comparisons.

(3)
There is no income tax impact related to the adjustments made to calculate Non-GAAP net income (loss) because of our available net operating loss carryforwards and the full valuation allowance recorded against our net deferred tax assets at March 31, 2018 and March 31, 2017.